                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                             Viasystems Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                             VIASYSTEMS GROUP, INC.
                        101 SOUTH HANLEY ROAD, SUITE 400
                           ST. LOUIS, MISSOURI 63105

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

To the Stockholders of Viasystems Group, Inc.:

     Our Annual Meeting of stockholders ("Annual Meeting") will be held at the St. Regis Hotel, Two East 55th Street at Fifth Avenue, New York, New York 10022, on Tuesday, May 1, 2001, at 8:00 a.m., Eastern Standard Time, for the following purposes:

          1. To elect three (3) Class I directors to serve for terms expiring in 2004;

          2. To ratify the selection of PricewaterhouseCoopers LLP to serve as the Company's independent auditor for 2001;

          3. To approve the Viasystems Group, Inc. 2001 Stock Based Compensation Plan; and

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 2, 2001, as the date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. A complete list of the stockholders entitled to vote at the Annual Meeting will be open to the examination of stockholders for any purpose germane to the Annual Meeting during ordinary business hours for a period of ten days prior to the Annual Meeting at our office, 101 South Hanley Road, Suite 400, St. Louis, Missouri 63105.

     A copy of our Annual Report for fiscal year 2000 accompanies this Notice.

                                           By Order of the Board of Directors,

                                                  /s/ DAVID J. WEBSTER
                                           -------------------------------------
                                           David J. Webster
                                           Secretary

April 9, 2001
St. Louis, Missouri

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                             VIASYSTEMS GROUP, INC.
                        101 SOUTH HANLEY ROAD, SUITE 400
                           ST. LOUIS, MISSOURI 63105

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 1, 2001

     The enclosed proxy is solicited by the Board of Directors of Viasystems Group, Inc. for use at the 2001 Annual Meeting of stockholders. This Proxy Statement is intended to provide you with information regarding the actions to be taken at the meeting, as well as pertinent information relating to us, our officers and directors, so that you might make an informed decision in voting at the meeting or by utilizing the enclosed proxy. As used in this Proxy Statement, unless the context otherwise requires, the terms "we," "us," "our," "the Company" or "Viasystems Group" refers to Viasystems Group, Inc.

ANNUAL MEETING:              The Annual Meeting of stockholders will be held on
                             Tuesday, May 1, 2001, at 8:00 a.m., Eastern
                             Standard Time, at the St. Regis Hotel, Two East
                             55th Street at Fifth Avenue, New York, New York
                             10022.

RECORD DATE:                 If you were a stockholder at the close of business
                             on April 2, 2001, then you may vote at the meeting.
                             If you hold our common stock, then you are entitled to one vote per share. There is no cumulative voting in the election of directors. On the record date, 139,277,037 shares of our common stock were outstanding.

AGENDA: The purpose of the meeting is to vote on the following proposals:

                             1. To elect three (3) Class I directors to serve
                                for terms expiring in 2004;

                             2. To ratify the selection of
                                PricewaterhouseCoopers LLP to serve as our independent auditor for 2001;

                             3. To approve the Viasystems Group, Inc. 2001 Stock
                                Based Compensation Plan; and

                             4. To transact such other business as may properly
                                come before the meeting or any adjournment thereof.

                             Unless you tell us in your proxy to vote differently, we will vote your proxies "FOR" the Class I director nominees named in agenda item 1 and "FOR" agenda items 2 and 3. The Board of Directors or proxy holders will use their discretion on other matters that may arise at the meeting. If a nominee cannot or will not serve as a director, then the Board of Directors or proxy holders will reserve the right to substitute another nominee of their choice.

QUORUM: The holders of a majority of shares entitled to vote will constitute a quorum at the meeting. Votes that are withheld in the election of directors or abstain with respect to all other matters properly brought before the meeting will be treated as shares present for determining a quorum.

                             Proxies relating to "street name" shares which are not voted by brokers on one or more, but less than all, matters (so called "broker non-votes") will be considered as shares present for purposes of determining a quorum.

VOTES REQUIRED
FOR APPROVAL:                The affirmative vote of a majority of the votes
                             present in person or represented by proxy are required to elect each person nominated as a director. Shares marked "Withhold Authority" with respect to the election of directors, or any particular director, will have the same effect as a vote against the nominees or the individual nominee, respectively. Broker non-votes will have no effect.

                             The affirmative vote of a majority of the votes present in person or represented by proxy are required to approve agenda items 2 and 3 and any other proposals properly brought before the meeting (except where Delaware law, our Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws require a greater vote). Shares marked "Abstain" will have the same effect as a vote against such proposal. Broker non-votes will have no effect on the approval of such proposal.

PROXIES SOLICITED BY:        The Board of Directors of Viasystems Group is
                             soliciting proxies for use at the meeting.

FIRST MAILING DATE:          The Company anticipates first mailing this Proxy
                             Statement no later than April 10, 2001.

REVOKING YOUR PROXY:         You may revoke your proxy before it is voted at the
                             meeting. To revoke:

                             Deliver a signed, written revocation letter, dated later than the proxy, to David J. Webster, Secretary, at our St. Louis address listed on the first page;

                             Submit a proxy with a later date; or

                             Attend the meeting and vote in person or by proxy. Attending the meeting alone will not revoke your proxy.

ANNUAL REPORT:               Our 2000 Annual Report is being mailed to you with
                             this Proxy Statement.

YOUR COMMENTS:               Your comments about any aspect of our business are
                             welcome. You may provide comments by using the space provided on the proxy card or by calling John
                             Hastings at (314) 719-1831.

                     PLEASE VOTE -- YOUR VOTE IS IMPORTANT
  PROMPT RETURN OF YOUR PROXY WILL HELP REDUCE THE COST OF THIS SOLICITATION.

                                   DIRECTORS

     The Board of Directors of the Company is classified into three classes. Each Class I director will hold office until the 2001 Annual Meeting of stockholders, and if re-elected, until the 2004 Annual Meeting of stockholders. Each Class II director will hold office until the 2002 Annual Meeting of stockholders, and each Class III director will hold office until the 2003 Annual Meeting of stockholders. In each case, each director will hold office until his successor is duly elected or appointed and qualified in the manner provided in the Amended and Restated Certificate of Incorporation of the Company or the Amended and Restated Bylaws of the Company, or as otherwise provided by applicable law.

DIRECTORS TO BE ELECTED AT THE 2001 MEETING

     Richard W. Vieser, age 73, has been a director of Viasystems Group since January 1997 and currently serves as a Class I director. Mr. Vieser is the retired Chairman of the Board, Chief Executive Officer and President of Lear Siegler, Inc. (a diversified manufacturing company), the former Chairman of the Board and Chief Executive Officer of FL Industries, Inc. and FL Aerospace (also diversified manufacturing companies) and the former President and Chief Operating Officer of McGraw-Edison Co. He is the Chairman of the Board of Varian Medical Systems and is also a director of Harvard Industries, Inc., International Wire Holding Company and Apogent Technologies, Inc (formally Sybron International Corporation).

     Kenneth F. Yontz, age 56, has been a director of Viasystems Group since January 1997 and currently serves as a Class I director. Mr. Yontz is the Chairman of Apogent Technologies Inc. (formerly Sybron International Corporation), a manufacturer of life science and laboratory products, and is the Chairman of Sybron Dental Specialties Inc., a manufacturer of dental products. Mr. Yontz is also a director of Playtex Products, Inc. Prior to joining Apogent Technologies, Inc., Mr. Yontz was Group Vice President and Executive Vice President of the Allen-Bradley Company. Mr. Yontz also held various managerial and professional positions with Chemetron from 1974 to 1980 and at Ford Motor Company from 1966 to 1974.

     Thomas H. O'Brien, age 64, has been a director of Viasystems Group since May 2000 and currently serves as a Class I director. Mr. O'Brien is chairman of The PNC Financial Services Group, Inc. and PNC Bank, National Association and a member of PNC's Office of the Chairman. Mr. O'Brien was appointed to the Board of Directors and elected Vice Chairman of PNC in 1983, President and Chief Executive Officer in 1985 and Chairman in June 1988. Prior to his election as President and Chief Executive Officer in 1985, he was Chairman and Chief Executive Officer of Pittsburgh National Bank (predecessor of PNC Bank). He joined Pittsburgh National Bank in 1962, was elected Vice President in 1967, Senior Vice President in 1973, Executive Vice President in 1980, Vice Chairman of PNC Bank in 1983 and Chairman of PNC Bank in 1993. Mr. O'Brien is also a Director of Verizon Communications, BlackRock, Inc., US Airways Group, Inc. and Hilb, Rogal & Hamilton Co.

DIRECTORS CONTINUING IN OFFICE

     James N. Mills, age 63, has been Chairman of the Board and Chief Executive Officer of Viasystems Group since January 1997. Mr. Mills currently serves as a Class III director. Mr. Mills is also the Chairman of the Board and Chief Executive Officer of Mills & Partners, Inc., International Wire Holding Company, International Wire Group, Inc. and LLS Corp. Mr. Mills was Chairman of the Board and Chief Executive Officer of Berg Electronics Corp. and Chairman of the Board and sole director of Berg Electronics Group, Inc. from November 1992 through October 1998 and was Chairman of the Board and Chief Executive Officer of Crain Holding Corp. and Crain Industries, Inc. from August 1995 through December 1997 and of Jackson Holding Company and Jackson Products, Inc. from February 1993 through August 1995.

     Timothy L. Conlon, age 49, has been a director, President and Chief Operating Officer of Viasystems Group since October 1998. Mr. Conlon currently serves as a Class II director. Prior to joining Viasystems Group, Mr. Conlon was employed as President and Chief Operating Officer of Berg Electronics Corp. from January 1997 through October 1998. Mr. Conlon also served as Executive Vice President and Chief Operating Officer of Berg Electronics Group, Inc., a wholly owned subsidiary of Berg Electronics Corp., from October 1993 through January 1997. Prior to joining Berg Electronics Group, Inc., Mr. Conlon was employed as

President of the Cutting and Welding Division of Thermadyne Industries, Inc. from April 1993 through October 1993. Prior to joining Thermadyne Industries, Inc., Mr. Conlon spent nine years in the electronic connector industry including serving as General Manager of the Information Technologies and Spectra strip divisions of Amphenol Corporation from 1990 through July 1992 and President of Cambridge Products from 1988 through 1989.

     Thomas O. Hicks, age 55, has been a director of Viasystems Group since January 1997 and currently serves as a Class III director. Mr. Hicks is Chairman of the Board and Chief Executive Officer of Hicks, Muse, Tate & Furst Incorporated. From 1983 to May 1989, Mr. Hicks was Co-Chairman of the Board and Co-Chief Executive Officer of Hicks & Haas Incorporated, a Dallas-based private investment firm. Mr. Hicks serves as Vice Chairman and Director of Clear Channel Communications, Inc., and as Chairman and Director of Triton Energy Corporation, and is a Director of CCI Holdings, CorpGroup Limited, Home Interiors & Gifts, Inc., MVS Corporation and Apogent Technologies, Inc. (formerly Sybron International Corporation). Mr. Hicks is also the Chairman of the Board and owner of the Dallas Stars Hockey Club, a National Hockey League member, as well as the Chairman and owner of the Texas Rangers Baseball Club, an American League Baseball member. He serves on the Board of Directors of MLB Advanced Media, the internet-based subsidiary of Major League Baseball. He also serves on the Board of Directors of Crow Family Holdings, as well as The Chase Manhattan Corporation National Advisory Board.

     Jack D. Furst, age 42, has been a director of Viasystems Group since August 1996 and currently serves as a Class II director. Mr. Furst is a Partner of Hicks, Muse, Tate & Furst Incorporated and has held this position since 1989. Mr. Furst has approximately 20 years of experience in leveraged acquisitions and private investments. Mr. Furst is involved in all aspects of Hicks Muse's business and has been actively involved in originating, structuring and monitoring its investments. Mr. Furst is primarily responsible for managing the relationship with Mills & Partners. Prior to joining Hicks Muse, Tate and Furst Incorporated, Mr. Furst was a Vice President and subsequently a Partner of Hicks & Haas Incorporated, a Dallas-based private investment firm from 1987 to May 1989. From 1984 to 1986, Mr. Furst was a merger and acquisition/corporate finance specialist for The First Boston Corporation in New York. Before joining First Boston, Mr. Furst was a financial consultant at Price Waterhouse. Mr. Furst serves on the Board of Directors of Triton Energy Limited, Home Interiors & Gifts, Inc., International Wire Holding Company, Cooperative Computing, Inc., LLS Corp. and Globix Corporation.

     The Rt. Hon. Brian Mulroney, age 62, has been a director of Viasystems Group since March 2001 and currently serves as a Class II director. Mr. Mulroney is a Senior Partner at Ogilvy Renault, a Montreal law firm and has held this position since June 1993. Mr. Mulroney was Prime Minister of Canada from 1984 to 1993. He serves on the Board of Directors of Cendant Corporation, Archer Daniels Midland Company, Inc., Barrick Gold Corporation, TrizecHahn Corporation Ltd., Quebecor, Inc. and Quebecor World.

ARRANGEMENTS RELATING TO THE ELECTION OF DIRECTORS

     Pursuant to the amended and restated stockholders agreement dated as of June 6, 1997, entered into by and among the Company and certain of our stockholders, each stockholder party thereto has agreed to vote shares of common stock owned by such stockholder in order to ensure that the Board of Directors of the Company at all times will consist of the members designated by an affiliate of Hicks, Muse, Tate & Furst Incorporated.

                            MATTERS TO BE VOTED UPON

ITEM 1 -- ELECTION OF CLASS I DIRECTORS

     The following directors have been nominated by the Board of Directors for election to a three year term of office, to serve until the 2004 Annual Meeting of stockholders and until their successors are elected and qualified.

         Richard W. Vieser
         Kenneth F. Yontz
         Thomas H. O'Brien

     If any of the nominees cannot or will not serve as a director, then the Board of Directors or the holders of proxies will reserve the right to substitute another nominee of their choice. We know of no reason why any of the nominees would be unavailable or unable to serve.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE.

ITEM 2 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors, upon recommendation of the Audit Committee, has appointed PricewaterhouseCoopers LLP, as our independent auditors to audit our consolidated financial statements for the fiscal year ending December 31, 2001.

     A proposal will be presented at the Annual Meeting to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors. One or more of the representatives of that firm are expected to be present at the Annual Meeting to respond to questions and to make a statement if they desire to do so. If our stockholders do not ratify this appointment at the Annual Meeting, other independent auditors will be considered by the Board of Directors upon the recommendation of the Audit Committee.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITORS.

ITEM 3 -- APPROVAL OF THE VIASYSTEMS GROUP, INC. 2001 STOCK BASED COMPENSATION PLAN

BACKGROUND

     On March 27, 2001, our Board of Directors adopted the Viasystems Group, Inc. 2001 Stock Based Compensation Plan (the "2001 Plan"), a copy of which is attached hereto as Exhibit A. Our Board of Directors directed that the 2001 Plan be submitted to our stockholders for their approval. The 2001 Plan will become effective only if the holders of at least a majority of the issued and outstanding shares of common stock present at the Annual Meeting in person or by proxy vote for the approval of the 2001 Plan.

     The 2001 Plan is intended to provide incentives which will attract, retain and motivate highly competent persons as employees of Viasystems Group or its subsidiaries. The 2001 Plan is also intended to assist in aligning the interests of the Company's employees to those of our stockholders.

     As of April 2, 2001, only 70,372 shares remain available for future grants of benefits under the Viasystems Group, Inc. 1997 Stock Option Plan. Accordingly, the Board of Directors believes that adoption of the 2001 Plan is in the best interests of our stockholders and the Company because the new plan will allow us to continue to use stock-based compensation benefits as an important ingredient in the successful recruitment and retention of personnel.

SHARES AVAILABLE FOR BENEFITS

     The 2001 Plan makes available 4,000,000 shares of common stock for issuance thereunder, subject to adjustment by the Committee (as defined below) for stock splits and other events as set forth in the 2001 Plan. The maximum aggregate number of shares of common stock underlying all benefits to any single participant during the term of the 2001 Plan shall be 1,000,000 shares, subject to adjustment in the same manner as the number of shares available for issuance under the 2001 Plan.

ADMINISTRATION

     If adopted, the 2001 Plan would be administered by the Board of Directors or a committee of the Board of Directors (which may be our Compensation Committee) or a subcommittee of the Board of Directors appointed by the Board of Directors from among its members (the "Committee") consisting of not less than two members, each of whom are non-employee directors within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended, and (for the purpose of granting performance-based awards) qualify as outside directors for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee will have, among other powers, the power to interpret and construe any provision of the 2001 Plan, to adopt rules and regulations for administering the 2001 Plan, and to perform other acts relating to the 2001 Plan, including, at the Committee's discretion, the delegation of any administrative responsibilities. Decisions of the Committee are final and binding on all parties.

     Subject to the limitations provided in the 2001 Plan, the Committee will have the sole discretion to grant to eligible participants one or more benefits, including stock options, stock appreciation rights, stock awards, performance-based awards and stock units, or any combination thereof. The Committee will have the sole discretion to determine the number or amount of any benefit to be awarded to any participant and the terms, conditions and restrictions applicable to benefits. If the Committee determines that a dividend or other distribution, recapitalization, stock split, or other corporate event or transaction (more fully described in Section 11(a) of the 2001 Plan) affects the shares in such a way that an adjustment is appropriate to prevent dilution or enlargement of participants' rights under the 2001 Plan, the Committee may adjust: (i) the number and kind of shares that may be issued under the 2001 Plan, (ii) the exercisability and vesting pensions of such benefits, (iii) the number and kind of shares subject to outstanding benefits, (iv) the exercise price applicable to outstanding benefits, and (v) the fair market value of the common stock and other value determinations applicable to outstanding benefits. In addition, the Committee may accelerate the exercisability or vesting of certain benefits upon a Change of Control (as defined in the 2001 Plan) or otherwise, and may modify or waive conditions or restrictions applicable to benefits. The Committee may not take any other action to reduce the exercise price of any option as established at the time of grant.

BENEFITS

     The Committee may grant the following benefits: (i) stock options, which may be incentive stock options, allowing the holder to purchase a specified number of shares of common stock at set terms and a set price, (ii) stock appreciation rights entitling the holder to receive a payment in cash, common stock or a combination thereof equal to the excess of the fair market value of the common stock on the date the right is exercised over the fair market value of the common stock on the date of grant, (iii) stock awards consisting of common stock as additional compensation for services to the Company, (iv) performance-based awards in the form of stock awards, stock units or stock options and (v) stock units providing for payment of common stock as such time as the Committee shall designate. Benefits will be granted for no cash consideration, or for minimal cash consideration if required by applicable law. Any shares of stock deliverable under the 2001 Plan may consist in whole or in part of authorized and unissued shares or treasury shares.

     Except in the case of benefits made through assumption of, or in substitution for, outstanding benefits previously granted by an acquired company, and except as a result of an adjustment event referred to above, the exercise price of stock under any stock option and the grant price of any stock appreciation right will not be less than 100% of the fair market value of the common stock on the date of the grant of the option or right. The Committee will determine the times at which options and other purchase rights may be exercised and the methods by which and the forms in which payment of the purchase price may be made. Fair market value under the 2001 Plan shall be the closing price of the Company's common stock on the date of calculation.

     The Committee may impose restrictions on stock options, stock awards, performance-based awards and stock units at its discretion. These restrictions may lapse as the Committee deems appropriate. Upon termination of employment during the restriction period, all restricted stock and restricted stock units may be forfeited at the determination of the Committee.

     The Committee may award benefits under the 2001 Plan in a manner intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code. These performance-based awards will be granted or vested upon the attainment of one or more performance goals. The Committee will establish the performance criteria, the length of the performance period and the form and time of payment of the benefit. The performance criteria that the Committee may establish include the following: (i) stock price; (ii) market share; (iii) sales; (iv) earnings per share; (v) earnings before interest, taxes, depreciation and amortization; (vi) return on equity; (vii) return on capital;
(viii) costs; (ix) gross margin; (x) inventory turnover; or (xi) specified projects or events. In addition, performance criteria may include comparisons to the performance of other companies, such performance to be measured by one or more of the foregoing criteria. With respect to performance-based awards, the Committee shall establish in writing (i) the performance goals applicable to a given period, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the participant if such performance goals are obtained and (ii) the individual employees or class of employees to which such performance goals apply no later than 90 days after the commencement of such period (but in no event after 25% of such period has elapsed). No performance-based award shall be payable to or vest with respect to, as the case may be, any participant for a given fiscal period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

     Unless otherwise determined by the Committee, no benefit granted under the 2001 Plan may be transferred or otherwise encumbered by the individual to whom it is granted, other than by will or by the laws of descent and distribution. During the individual's lifetime, each benefit will be exercisable only by the individual.

     No benefits may be granted under the 2001 Plan after the tenth anniversary of the effective date of the 2001 Plan. No option granted under the 2001 Plan shall be exercisable later than ten years after the date it is granted.

ELIGIBILITY AND PARTICIPATION

     Any employee, or other person performing service for the Company or any of its subsidiaries or affiliates will be eligible to receive benefits under the 2001 Plan. The Company had approximately 24,700 employees as of January 31, 2001.

AMENDMENT AND TERMINATION

     The Committee may amend, suspend or terminate the 2001 Plan or any portion of the 2001 Plan at any time. However, the Committee may not reduce the amount of any existing benefits or generally take other actions that would change the terms and conditions of a benefit without the participant's consent. Additionally, no amendment to the 2001 Plan shall, without the approval of the stockholders of the Company, (i) increase the total number of shares which may be issued under the 2001 Plan or the maximum number of shares with respect to stock options, stock appreciation rights and other benefits that may be granted to any individual under the 2001 Plan or (ii) modify the requirements as to eligibility for benefits under the 2001 Plan; and no amendment may be made without the approval of the stockholders of the Company if the amendment will disqualify any incentive stock options granted under the 2001 Plan.

PLAN BENEFITS FOR CERTAIN INDIVIDUALS

     Any benefits under the 2001 Plan will be at the discretion of the Committee. Therefore, it is not possible at present to determine the amount or form of any benefit that will be available for grant to any individual during the term of the 2001 Plan or that would have been granted during 2000 had the 2001 Plan been in effect.

CERTAIN FEDERAL INCOME TAX MATTERS

     The statements in the following paragraphs of the principal U.S. federal income tax consequences of benefits under the 2001 Plan are based on statutory authority and judicial and administrative interpretations, as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect). The law is technical and complex, and the discussion below represents only a general summary.

     Incentive Stock Options. Incentive stock options ("ISOs") granted under the 2001 Plan are intended to meet the definitional requirements of Section 422(b) of the Code for "incentive stock options." An employee who receives an ISO does not recognize any taxable income upon the grant of such ISO. Similarly, the exercise of an ISO generally does not give rise to federal income tax to the employee, provided that (i) the federal "alternative minimum tax," which depends on the employee's particular tax situation, does not apply and (ii) the employee is employed by the Company from the date of grant of the option until three months prior to the exercise thereof, except where such employment terminates by reason of disability (where the three month period is extended to one year) or death (where this requirement does not apply). If an employee exercises an ISO after the requisite periods referred to in clause (ii) above, the ISO will be treated as an NSO (as defined below) and will be subject to the rules set forth below under the caption "Non-Qualified Stock Options and Stock Appreciation Rights." Further, if after exercising an ISO, an employee disposes of the common stock so acquired more than two years from the date of grant and more than one year from the date of transfer of the common stock pursuant to the exercise of such ISO (the "applicable holding period"), the employee will generally recognize capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price. If, however, an employee does not hold the shares so acquired for the applicable holding period -- thereby making a "disqualifying disposition" -- the employee would recognize ordinary income equal to the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price and the balance, if any, would generally be treated as capital gain. If the disqualifying disposition is a sale or exchange that would permit a loss to be recognized under the Code (were a loss in fact to be realized), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the employee's ordinary income therefrom would be limited to the gain (if any) realized on the sale. An employee who exercises an ISO by delivering common stock previously acquired pursuant to the exercise of another ISO is treated as making a "disqualifying disposition" of such common stock if such shares are delivered before the expiration of their applicable holding period. Upon the exercise of an ISO with previously acquired shares as to which no disqualifying disposition occurs, despite some uncertainty, it appears that the employee would not recognize gain or loss with respect to such previously acquired shares. The Company will not be allowed a federal income tax deduction upon the grant or exercise of an ISO or the disposition, after the applicable holding period, of the common stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, the Company generally will be entitled to a deduction in an amount equal to the ordinary income included by the employee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code (discussed below) do not apply.

     Non-Qualified Stock Options and Stock Appreciation Rights. Non-qualified stock options ("NSOs") granted under the 2001 Plan are options that do not qualify as ISOs. An employee who receives an NSO or an SAR will not recognize any taxable income upon the grant of such NRO or SAR. However, the employee generally will recognize ordinary income upon exercise of an NSO in an amount equal to the excess of the fair market value of the shares of common stock at the time of exercise over the exercise price. Similarly upon the receipt of cash or shares pursuant to the exercise of an SAR, the individual generally will recognize ordinary income in an amount equal to the sum of the cash and the fair market value on the shares received. As a result of Section 16(b) of the Exchange Act, under certain circumstances, the timing of income recognition may be deferred (the "Deferral Period") for any individual who is an executive officer or director of the Company or a beneficial owner of more than ten percent (10%) of any class of equity securities of the Company. Absent a Section 83(b) election (as described below under "Other Awards"), recognition of income by the individual will be deferred until the expiration of the Deferral Period, if any. The ordinary income recognized with respect to the receipt of shares or cash upon exercise of an NSO or an SAR will be subject to both wage withholding and other employment taxes. In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise of an SAR for shares or upon the exercise of an NSO, the Company may satisfy the liability in whole or in part by withholding shares of common stock from those that otherwise would be issuable to the individual or by the employee tendering other shares owned by him or her, valued at their fair market value as of the date that the tax withholding obligation arises. A federal income tax deduction generally will be allowed to the Company in an amount equal to the ordinary income included by the individual with respect to his or her NSO or SAR, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply. If an individual exercises an NSO by delivering shares of common stock, other than shares previously acquired pursuant to the exercise of an ISO which is treated as a "disqualifying disposition" as described above, the individual will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the individual's tax basis. The individual, however, will be taxed as described as above with respect to the exercise of the NSO as if he or she paid the exercise price in cash and the Company likewise generally will be entitled to an equivalent tax deduction

     Other Awards. With respect to other benefits under the 2001 Plan that are settled either in cash or in shares of common stock that are either transferable or not subject to a substantial risk of forfeiture (as defined in the Code and the regulations thereunder), employees generally will recognize ordinary income equal to the amount of cash or the fair market value of the common stock received. With respect to benefits under the 2001 Plan that are settled in shares of common stock that are restricted to transferability or subject to a substantial risk of forfeiture (absent a written election pursuant to Section 83(b) of the Code filed with the Internal Revenue Service within 30 days after the date of transfer of such shares pursuant to the award (a "Section 83(b) election")) an individual will recognize ordinary income at the earlier of the time at which (i) the shares become transferable or (ii) the restrictions that impose a substantial risk of forfeiture of such shares lapses in the amount equal to the excess of the fair market value (on such date) of such shares over the price paid for the award, if any. If a Section 83(b) election is made, the individual will recognize ordinary income, as of the transfer date, in an amount equal to the excess of the fair market value of the common stock as of the date over the price paid for such award, if any. The ordinary income recognized with respect to the receipt of cash, shares of common stock or other property under the 2001 Plan will be subject to both wage withholding and other employment taxes. The Company generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the employee, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

     Dividends and Dividend Equivalents. To the extent benefits under the 2001 Plan earn dividends or dividend equivalents whether paid currently or credited to an account established under the 2001 Plan, an individual generally will recognize ordinary income with respect to such dividends or dividend equivalents.

     Change in Control. In general, if the total amount of payments to an individual that are contingent upon a "change of control" of the Company (as defined in Section 280G of the Code), including payments under the 2001 Plan that vest upon a "change in control," equals or exceeds three times the individual's "base amount" (generally such individual's average annual compensation for the five calendar years preceding the change in control), then, subject to certain exceptions, the payments may be treated as "parachute payments" under the Code, in which case a portion of such payments would not be non-deductible the Company and the individual would be subject to a 20% excise tax on such portion of the payments.

     Certain Limitations on Deductibility or Executive Compensation. With certain exceptions, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of an NSO or SAR or the disqualifying disposition of stock purchased pursuant to an ISO). One such exception applies to certain performance-based compensation provided that such compensation has been approved by stockholders in a separate vote and certain other requirements are met. If approved by its stockholders, the Company believes that stock options and SARs having a purchase price or base value per share at least equal to the fair market value of a share of common stock on the date of grant, and performance-based awards granted under the 2001 Plan should qualify for the performance-based compensation exception to Section 162(m) of the Code.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE VIASYSTEMS GROUP, INC. 2001 STOCK BASED COMPENSATION PLAN.

                        RECORD DATE AND STOCK OWNERSHIP

     The following table sets forth, as of April 2, 2001, information regarding the beneficial ownership of our common stock by each person who beneficially owned more than 5% of any class of our voting securities and by our directors and named executive officers, individually, and by our directors and executive officers as a group.

                                                                NUMBER OF
                                                                  SHARES        PERCENT
                                                               BENEFICIALLY   BENEFICIALLY
5% STOCKHOLDERS                                                  OWNED(1)        OWNED
---------------                                                ------------   ------------
HM Parties(2)...............................................    68,820,336        49.3%
  c/o Hicks, Muse, Tate & Furst Incorporated
  200 Crescent Court, Suite 1600
  Dallas, Texas 75201
Janus Capital Corporation(3)................................     6,959,355         5.0
  100 Fillmore Street
  Denver, Colorado 80206
OFFICERS AND DIRECTORS:
James N. Mills(4)...........................................    10,887,563         7.8
Thomas O. Hicks(5)..........................................    70,600,511        50.4
Jack D. Furst(6)............................................       594,106           *
Richard W. Vieser(7)........................................       140,782           *
Kenneth F. Yontz(8).........................................       116,666           *
Thomas H. O'Brien...........................................        20,000           *
Brian Mulroney..............................................            --           *
Timothy L. Conlon(9)........................................     2,014,106         1.4
David M. Sindelar(10).......................................     2,941,840         2.1
Barry L. Brigman(11)........................................       102,500           *
Steven S.L. Tang(12)........................................        35,332           *
All executive officers and directors as a group (13
  persons)(13)..............................................    87,601,906        61.5

---------------

  *  Represents less than 1%.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock and options, warrants or other convertible securities that are currently exercisable or exercisable within 60 days of April 2, 2001 are deemed to be outstanding and to be beneficially owned by the person holding those options, warrants or other convertible securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

 (2) These figures include:

     - 57,156,124 shares held by record by Hicks, Muse, Tate & Furst Equity Fund III, L.P., a limited partnership, of which the ultimate general partner is Hicks, Muse Fund III Incorporated, an affiliate of Hicks, Muse, Tate & Furst Incorporated;

     - 710,821 shares held of record by HM3 Coinvestors, L.P., a limited partnership, of which the ultimate general partner is Hicks, Muse Fund III Incorporated, an affiliate of Hicks, Muse, Tate & Furst Incorporated;

     - 416,708 shares held of record by HMTF/Viasystems Partners, L.P., a limited partnership, of which the ultimate general partner is Hicks, Muse Fund III Incorporated, an affiliate of Hicks, Muse, Tate & Furst Incorporated;

     - 8,683,593 shares held of record by HMTF Equity Fund IV (1999), L.P., a limited partnership, of which the ultimate general partner is Hicks, Muse
       (1999) Fund IV, LLC, an affiliate of Hicks, Muse, Tate & Furst Incorporated;

     - 61,519 shares held of record by HMTF Private Equity Fund IV (1999), L.P., a limited partnership, of which the ultimate general partner is Hicks, Muse (1999) Fund IV, LLC, an affiliate of Hicks, Muse, Tate & Furst Incorporated;

     - 141,934 shares held of record by HM4-EQ (1999) Coinvestors, L.P., a limited partnership, of which the ultimate general partner is Hicks, Muse
       (1999) Fund IV, LLC, an affiliate of Hicks, Muse, Tate & Furst Incorporated;

     - 25,369 shares held of record by HM4-EN (1999) Coinvestors, L.P., a limited partnership, of which the ultimate general partner is Hicks, Muse
       (1999) Fund IV, LLC, an affiliate of Hicks, Muse, Tate & Furst Incorporated;

     - 248 shares held of record by HM 1-FOF Coinvestors, L.P., a limited partnership, of which the ultimate general partner is LA Fund Incorporated, an affiliate of Hicks, Muse, Tate & Furst Incorporated; and

     - 462,300 shares held of record by Hicks, Muse PG-IV (1999), C.V., a limited partnership, of which the ultimate general partner is HM Fund IV Cayman, LLC, an affiliate of Hicks, Muse, Tate & Furst Incorporated.

          In addition, these figures include 234,740 shares of common stock issuable upon exercise of options held by Hicks, Muse & Co. Partners, L.P., a limited partnership controlled by affiliates of Hicks, Muse, Tate & Furst Incorporated, and partners of Hicks Muse and 926,980 shares of common stock owned of record by other stockholders and for which Hicks, Muse, Tate & Furst Equity Fund III, L.P. holds an irrevocable proxy to vote the shares. An aggregate of 240,782 shares of common stock shown in the table above as owned by Messrs. Vieser and Yontz are subject to this proxy.

          Thomas O. Hicks is the controlling stockholder of the general partner of each of Hicks, Muse, Tate & Furst Equity Fund III, L.P., HM3 Coinvestors, L.P., HMTF/Viasystems Partners, L.P. and Hicks, Muse & Co. Partners, L.P. and the sole director and member of the indirect general partners of each of HMTF Equity Fund IV (1999), L.P., HMTF Private Equity Fund IV (1999), L.P., HM4-EQ (1999) Coinvestors, L.P., HM4-EN (1999)
     Coinvestors, L.P., HM 1-FOF Coinvestors, L.P. and Hicks, Muse PG-IV (1999), C.V. and, accordingly, may be deemed to beneficially own all or a portion of the shares held by those entities. See note 4 below. Mr. Hicks disclaims beneficial ownership of common stock not owned of record by him.

 (3) This information is based on a Schedule 13G, dated February 15, 2001, filed with the Securities and Exchange Commission by Janus Capital Corporation.

 (4) These figures include:

     - 3,154,906 shares of common stock held by a limited partnership controlled by Mr. Mills;

     - 10,000 shares of common stock held by the James N. Mills Revocable Living Trust;

     - 1,099,018 shares of common stock issuable upon exercise of performance options that are currently exercisable; and

     - 6,580,206 shares of common stock owned of record by other stockholders and for which Mr. Mills holds an irrevocable proxy to vote the shares, which includes an aggregate of 4,218,689 shares of common stock shown in the table above as owned by Messrs. Sindelar and Conlon.

 (5) These figures include:

     - 1,152,343 shares held of record by Mr. Hicks;

     - 54,875 shares held of record by Mr. Hicks as trustee of certain trusts for the benefit of his children;

     - 47,089 shares held of record by two limited partnerships whose general partner is a limited liability company whose sole member is Mr. Hicks;

     - 67,658,616 shares of common stock held of record by Hicks, Muse, Tate & Furst Equity Fund III, L.P., HM3 Coinvestors, L.P., HMTF/Viasystems Partners, L.P., HMTF Equity Fund IV (1999), L.P., HMTF Private Equity Fund IV (1999), L.P., HM4-EQ (1999) Coinvestors, L.P., HM4-EN (1999)
       Coinvestors, L.P., HM 1-FOF Coinvestors, L.P. and Hicks, Muse PG-IV
       (1999), C.V.;

     - 234,740 shares of common stock issuable upon exercise of an option held by Hicks, Muse & Co. Partners, L.P.; and

     - 926,980 shares of common stock owned of record by other stockholders and for which Hicks, Muse, Tate & Furst Equity Fund III, L.P. holds an irrevocable proxy to vote the shares.

          Mr. Hicks is the controlling stockholder of the general partner of each of Hicks, Muse, Tate & Furst Equity Fund III, L.P., HM3 Coinvestors, L.P., HMTF/Viasystems Partners, L.P. and Hicks, Muse & Co. Partners, L.P. and the sole director and member of the indirect general partners of each of HMTF Equity Fund IV (1999), L.P., HMTF Private Equity Fund IV (1999), L.P., HM4-EQ (1999) Coinvestors, L.P., HM4-EN (1999) Coinvestors, L.P., HM 1-FOF Coinvestors, L.P. and Hicks, Muse PG-IV (1999), C.V. and, accordingly, may be deemed to beneficially own all or a portion of the shares held by those entities. Mr. Hicks disclaims beneficial ownership of common stock not owned of record by him.

          These figures also include 525,868 shares of common stock issuable upon the exercise of an option held by Mr. Hicks that is currently exercisable.

 (6) These figures include (i) 331,180 shares of common stock issuable upon the exercise of an option held by Mr. Furst that is currently exercisable, (ii) 1,200 shares owned of record by Mr. Furst's wife, (iii) 41,450 shares held of record as co-trustee of the a trust for the benefit of Mr. Furst's immediate family and (iv) 9,656 shares held of record by a limited partnership whose ultimate general partner is owned by Mr. Furst.

 (7) These figures include (i) 16,666 shares of common stock issuable upon the exercise of options that are currently exercisable and (ii) 10,000 shares owned of record by Mr. Vieser's wife.

 (8) These figures include 33,333 shares of common stock owned of record by the Kenneth F. Yontz 1997 Family Trust, a trust of which Mr. Yontz does not have the power to vote or dispose of this stock. Mr. Yontz disclaims beneficial ownership of common stock not owned of record by him.

 (9) These figures include 1,110,000 shares of common stock owned by a family limited partnership controlled by Mr. Conlon. Mr. Conlon disclaims beneficial ownership of shares of common stock not owned of record by him.

(10) These figures include:

     - 120,000 shares of common stock owned of record by two children's trusts, of which Mr. Sindelar is a trustee having the power to vote and dispose of this stock; and

     - 2,084,583 shares of common stock owned of record by The D&S Trust #2, of which Mr. Sindelar's brother is the sole trustee. Mr. Sindelar disclaims beneficial ownership of common stock not owned of record by him.

          These figures also include 737,257 shares of common stock issuable to Mr. Sindelar upon exercise of performance options that are currently exercisable.

(11) Represents 102,500 shares of common stock issuable upon the exercise of options that are exercisable within 60 days.

(12) Includes 33,332 shares of common stock issuable upon the exercise of options that are exercisable within 60 days.

(13) Includes 299,998 shares issuable upon exercise of outstanding options issued under Viasystems Group's stock option plan and to one of our directors that are exercisable within 60 days of the date of this prospectus. Also includes 1,836,275 shares of common stock issuable to executive officers of Viasystems Group upon the exercise of performance options, and 1,091,788 shares of common stock issuable upon the exercise of options held by Thomas O. Hicks, Jack D. Furst and an affiliate of Hicks, Muse, Tate & Furst Incorporated.

                       DIRECTOR AND OFFICER COMPENSATION

DIRECTOR COMPENSATION

     Directors who are officers or employees of Viasystems Group receive no compensation for their services as directors. Each independent director of Viasystems Group receives an annual retainer of $36,000 and a fee of $1,000 for each meeting of the Board of Directors at which the director is present. Each independent director also receives a one-time grant of options to purchase 25,000 shares of our common stock. Directors of Viasystems Group are reimbursed for their reasonable out-of-pocket expenses in connection with their travel to and attendance at the meetings of the Board of Directors or committees thereof.

EXECUTIVE COMPENSATION

     The following table sets forth the cash and non-cash compensation earned during the fiscal years ended December 31, 1998, 1999 and 2000 by our Chief Executive Officer and our four other most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                                                    COMPENSATION
                                                                       AWARDS
                                              ANNUAL COMPENSATION    SECURITIES
                                              -------------------    UNDERLYING       ALL OTHER
                                       YEAR    SALARY    BONUS(1)    OPTIONS(2)    COMPENSATION(3)
                                       ----   --------   --------   ------------   ---------------
James N. Mills.......................  2000   $685,000   $685,000          --               --
  Chairman of the Board and            1999    685,000    445,250     453,665(4)            --
  Chief Executive Officer              1998    685,000    342,500     133,886(4)            --
Timothy L. Conlon....................  2000    500,000    550,000          --               --
  President and Chief Operating
     Officer                           1999    425,000    325,000          --               --
                                       1998     88,542     34,815          --         $537,374(5)
Barry L. Brigman.....................  2000    372,234    241,952          --               --
  President -- Viasystems Americas     1999    341,300    205,000     125,000               --
                                       1998    325,000    105,600          --          155,369(6)
David M. Sindelar....................  2000    300,000    400,000          --               --
  Senior Vice President and            1999    300,000    250,000     306,332(4)            --
  Chief Financial Officer              1998    230,000     92,000      80,833(4)            --
Steven S. L. Tang....................  2000    354,000    177,000          --               --
  President -- Viasystems Asia(7)      1999    169,000     84,500     166,666               --
                                       1998         --         --          --               --

---------------

(1) Bonuses were paid in 1999 for 1998, in 2000 for 1999 and in 2001 for 2000.

(2) Options were granted under the Viasystems Group, Inc. 1997 Stock Option Plan, pursuant to which incentive and non-qualified stock options may be issued to Viasystems Group's or its subsidiaries' officers, key employees and directors.

(3) We provide a car allowance to some executives. The aggregate incremental costs of these benefits to us do not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for each executive officer.

(4) Reflects performance options granted by Viasystems Group. In connection with our initial public offering, we amended the terms of the performance options that eliminated the exercisability restrictions and variable exercise price terms. The amended performance options have a fixed exercise price of $9.00 and are immediately exercisable.

(5) Reflects amounts paid to Mr. Conlon to partially compensate him for his voluntary termination of his employment contract with Berg Electronics Corp. and relinquishment of compensation otherwise payable to him thereunder.

(6) Mr. Brigman received compensation in the form of reimbursement of relocation expenses during 1998.

(7) Mr. Tang commenced employment with Viasystems Group on July 1, 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The Company did not issue any options to its named executive officers in 2000.

     The following table provides information related to the number and value of options held by the named executive officers at the end of 2000.

                         AGGREGATED OPTION EXERCISES IN
               LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

                                                            NUMBER OF SECURITIES              VALUE OF
                                                           UNDERLYING UNEXERCISED     UNEXERCISED IN-THE-MONEY
                               SHARES                            OPTIONS AT                  OPTIONS AT
                              ACQUIRED                       FISCAL YEAR END(#)          FISCAL YEAR END(1)
                                 ON           VALUE       -------------------------   -------------------------
                             EXERCISE(#)   REALIZED($)    EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
                             -----------   ------------   -------------------------   -------------------------
James N. Mills.............    --            --              1,099,018/--                      --/--
Timothy L. Conlon..........    --            --                     --/--                      --/--
Barry L. Brigman...........    --            --                100,000/150,000           $198,250/$214,875
David M. Sindelar..........    --            --                737,257/--                      --/--
Steven S. L. Tang..........    --            --                 33,332/133,334            $33,082/$132,334

---------------

(1) Based on a fair market value of $8.3125, which was the last reported sale of Viasystems Group stock on December 29, 2000.

EMPLOYMENT ARRANGEMENTS WITH EXECUTIVE OFFICERS

     James N. Mills Executive Employment Agreement. Mr. James N. Mills entered into an amended and restated executive employment agreement with the Company and some of its subsidiaries as of February 16, 2000. Pursuant to his employment agreement, Mr. Mills will serve as the Chairman of the Board of Directors and Chief Executive Officer of the Company through March 31, 2005, unless terminated earlier by the Company or Mr. Mills. Mr. Mills is required to devote the amount of time reasonably necessary to faithfully and adequately supervise the overall executive management of Viasystems Group and its subsidiaries, both direct and indirect. Subject to the foregoing limitation on his activities, Mr. Mills is free to participate in other endeavors.

     The compensation provided to Mr. Mills under his executive employment agreement includes an annual base salary of not less than $685,000, subject to upward adjustment at the sole discretion of the Board of Directors of the Company, as well as those benefits customarily accorded the executives of the Company as long as the executive employment agreement is in force. In addition, Mr. Mills is entitled to an annual bonus in an amount determined in accordance with our incentive compensation plan for senior executives and reimbursement for expenses to own and maintain an automobile.

     Mr. Mills' executive employment agreement also provides that if Mr. Mills' employment is terminated without cause, Mr. Mills will continue to receive his then current salary, which shall not be less than $685,000, for the longer of the remainder of the period the executive employment agreement is in force or a period of one year following such termination. The executive employment agreement terminates upon Mr. Mills' death or his inability to perform his duties due to mental or physical incapacity for six consecutive months or any one hundred working days out of a twelve month period, and no further compensation shall be payable except that he or his estate, heirs or beneficiaries, as applicable, shall receive his then current salary for a period of

18 months, in addition to benefits otherwise specifically provided for. The agreement also provides medical benefits for Mr. Mills' and his spouse's lifetime.

     Timothy L. Conlon Executive Employment Agreement. Mr. Timothy L. Conlon entered into an amended and restated executive employment agreement with the Company and some of its subsidiaries as of February 16, 2000. Pursuant to his employment agreement, Mr. Conlon will serve as the President and Chief Operating Officer of the Company through March 31, 2005, unless terminated earlier by the Company or Mr. Conlon. Mr. Conlon is required to devote the amount of time reasonably necessary to faithfully and adequately supervise the overall financial management of Viasystems Group and its subsidiaries, both direct and indirect.

     The compensation provided to Mr. Conlon under his executive employment agreement includes an annual base salary of not less than $500,000, subject to upward adjustment at the sole discretion of the Chairman of the Board of Directors of the Company, as well as those benefits customarily accorded the executives of the Company as long as the executive employment agreement is in force. In addition, Mr. Conlon is entitled to an annual bonus in an amount determined in accordance with our incentive compensation plan for senior executives and reimbursement for expenses to own and maintain an automobile.

     Mr. Conlon's executive employment agreement also provides that if Mr. Conlon's employment is terminated without cause, Mr. Conlon will continue to receive his then current salary, which shall not be less than $500,000, for the longer of the remainder of the period the executive employment agreement is in force or a period of one year following such termination. The executive employment agreement terminates upon Mr. Conlon's death or his inability to perform his duties due to mental or physical incapacity for six consecutive months or any one hundred working days out of a twelve month period, and no further compensation shall be payable except that he or his estate, heirs or beneficiaries, as applicable, shall receive his then current salary for a period of 18 months, in addition to benefits otherwise specifically provided for. The agreement also provides medical benefits for Mr. Conlon's and his spouse's lifetime.

     David M. Sindelar Executive Employment Agreement. Mr. David M. Sindelar entered into an amended and restated executive employment agreement with the Company and some of its subsidiaries as of February 16, 2000. Pursuant to his employment agreement, Mr. Sindelar will serve as the Senior Vice President and Chief Financial Officer of the Company through March 31, 2005, unless terminated earlier by the Company or Mr. Sindelar. Mr. Sindelar is required to devote the amount of time reasonably necessary to faithfully and adequately supervise the overall financial management of Viasystems Group and its subsidiaries, both direct and indirect. Subject to the foregoing limitation on his activities, Mr. Sindelar is free to participate in other business endeavors.

     The compensation provided to Mr. Sindelar under his executive employment agreement includes an annual base salary of not less than $300,000, subject to upward adjustment at the sole discretion of the Chairman of the Board of Directors of the Company, as well as those benefits customarily accorded the executives of the Company as long as the executive employment agreement is in force. In addition, Mr. Sindelar is entitled to an annual bonus in an amount determined in accordance with our incentive compensation plan for senior executives and reimbursement for expenses to own and maintain an automobile.

     Mr. Sindelar's executive employment agreement also provides that if Mr. Sindelar's employment is terminated without cause, Mr. Sindelar will continue to receive his then current salary, which shall not be less than $300,000, for the longer of the remainder of the period the executive employment agreement is in force or a period of one year following such termination. The executive employment agreement terminates upon Mr. Sindelar's death or his inability to perform his duties due to mental or physical incapacity for six consecutive months or any one hundred working days out of a twelve month period, and no further compensation shall be payable except that he or his estate, heirs or beneficiaries, as applicable, shall receive his then current salary for a period of 18 months, in addition to benefits otherwise specifically provided for. The agreement also provides medical benefits for his and his spouse's lifetime.

                              CERTAIN TRANSACTIONS

MONITORING AND OVERSIGHT AGREEMENT; FINANCIAL ADVISORY AGREEMENT

     In 1996, Viasystems Group and its subsidiaries entered into a 10-year monitoring and oversight agreement, as amended from time to time, with an affiliate of Hicks, Muse, Tate & Furst Incorporated ("Hicks Muse"). Under the monitoring and oversight agreement, Viasystems Group and its subsidiaries are required to pay Hicks Muse an annual fee, payable quarterly, for oversight and monitoring services provided to Viasystems Group. The annual fee is adjustable on January 1 of each calendar year to an amount equal to 0.2% of our budgeted consolidated annual net sales for the then-current fiscal year, but in no event less than the base fee of $1.75 million. For 1998, 1999 and 2000, we paid an annual fee to Hicks Muse of $3.0 million, $1.8 million and $0.7 million, respectively. Upon the acquisition by Viasystems Group or any of its subsidiaries of another entity or business, the fee shall be adjusted prospectively in the same manner using our pro forma combined budgeted consolidated annual net sales. Hicks Muse has performed various monitoring and oversight activities for Viasystems Group including providing input in management's establishment of Viasystems Group's financial and strategic acquisition plans. Hicks Muse monitors the viability and implementation of Viasystems Group's strategic plan through actions such as review of monthly financial data, management briefings and facility visits. Thomas O. Hicks and Jack D. Furst, directors of Viasystems Group, are each principals of Hicks Muse. Hicks Muse is also entitled to reimbursement for any expenses incurred by it in connection with rendering services allocable to Viasystems Group under the monitoring and oversight agreement. In addition, Viasystems Group and its subsidiaries have agreed to indemnify Hicks Muse, its affiliates, and their respective directors, officers, controlling persons, agents and employees from and against all claims, liabilities, losses, damages, expenses and fees and disbursements of counsel related to or arising out of or in connection with the services rendered by Hicks Muse under the monitoring and oversight agreement and not resulting primarily from the bad faith, gross negligence, or willful misconduct of Hicks Muse. The monitoring and oversight agreement makes available the resources of Hicks Muse concerning a variety of financial and operational matters. Historically, these services have been provided not only by Messrs. Hicks and Furst, outside their scope of duties as our directors, but also from numerous other employees of Hicks Muse.

     In 1996, Viasystems Group and its subsidiaries also entered into a 10-year financial advisory agreement with Hicks Muse, pursuant to which Hicks Muse is entitled to receive a fee equal to 1.5% of the "transaction value" for each "add-on transaction" in which Viasystems Group or any of its subsidiaries is involved. In respect of acquisitions to date, Hicks Muse has received aggregate fees of approximately $22.5 million under the financial advisory agreement. In 1998, 1999 and 2000, we paid Hicks Muse $5.0 million, $4.7 million and $0.0 million, respectively. The term "transaction value" means the total value of the add-on transaction including without limitation, the aggregate amount of the funds required to complete the add-on transaction, excluding any fees payable pursuant to the financial advisory agreement, including the amount of any indebtedness, preferred stock or similar terms assumed (or remaining outstanding). The term "add-on transaction" means any future proposal for a tender offer, acquisition, sale, merger, exchange offer, recapitalization, restructuring or other similar transaction directly involving Viasystems Group or any of its subsidiaries or any of their respective subsidiaries and any other person or entity. In addition, Viasystems Group and its subsidiaries have agreed to indemnify Hicks Muse, its affiliates, and their respective directors, officers, controlling persons, agents and employees from and against all claims, liabilities, losses, damages, expenses and fees related to or arising out of or in connection with the services rendered by Hicks Muse under the financial advisory agreement and not resulting primarily from the bad faith, gross negligence, or willful misconduct of Hicks Muse. The financial advisory agreement makes available the resources of Hicks Muse concerning a variety of financial and operational matters. Historically, these services have been provided not only by Messrs. Hicks and Furst, outside their scope of duties as our directors, but also from numerous other employees of Hicks Muse.

     In March 2000, we terminated the monitoring and oversight agreement and the financial advisory agreement. As consideration for Hicks Muse's willingness to agree to such termination, we granted to Hicks

Muse and partners of Hicks Muse options to purchase an aggregate of 2,134,000 shares of our common stock at an exercise price equal to $21.00 per share. The option is exercisable for three years from the date of issue.

     At the time they were granted, the options were designed to have a present value equal to $22.8 million, the calculated value of the projected amount of fee income which Hicks Muse agreed to forego for the period through the stated expiration date of the agreements (December 31, 2006) as a result of the termination of the agreements. The present value of such options were calculated using the Black-Scholes option pricing model.

STOCKHOLDERS AGREEMENT

     Certain holders of common stock of Viasystems Group have entered into an amended and restated stockholders agreement dated as of June 6, 1997. The stockholders agreement, among other things, grants registration rights to the parties thereto. All parties to the stockholders agreement agreed to take all action within their respective power, including the voting of common stock, to cause the Board of Directors of Viasystems Group to at all times be constituted by the members designated by an affiliate of Hicks, Muse, Tate & Furst Incorporated. The stockholders agreement contains an irrevocable proxy pursuant to which all parties to the stockholders agreement, other than James N. Mills, David M. Sindelar, Timothy L. Conlon and the other security holders employed by Mills & Partners and their transferees, grant to an affiliate of Hicks Muse the power to vote all shares of common stock held by these parties on all matters submitted to stockholders. Further, the stockholders agreement contains an irrevocable proxy pursuant to which David M. Sindelar, Timothy L. Conlon and the other security holders employed by Mills & Partners and their transferees grant to James N. Mills, or to an affiliate of Hicks Muse if Mr. Mills is no longer an officer or director of Viasystems Group, the power to vote all shares of common stock held by these parties on all matters submitted to stockholders. The stockholders agreement terminates on its tenth anniversary date.

WIRE HARNESS BUSINESS

     In March 2000, one of our subsidiaries purchased the wire harness business of International Wire Group, Inc. ("International Wire") for $210.8 million. International Wire is controlled by affiliates of Hicks Muse which is also our controlling stockholder. Mr. James N. Mills is Chairman of the Board and Chief Executive Officer of each of the Company and International Wire. In addition, Mr. David M. Sindelar is Senior Vice President and Chief Financial Officer of both the Company and International Wire, and Jack D. Furst and Richard W. Vieser are directors of both companies. At the closing of the purchase of the wire harness business, each of the Boards of Directors of the Company and International Wire received opinions of financial advisors that the purchase price for the wire harness business was fair, from a financial point of view, to the respective parties. At the closing of the acquisition of the wire harness business, we entered into a supply agreement with International Wire whereby International Wire continues to supply insulated wire to us for use in the wire harness business at market prices. The Company purchased an aggregate of $22.0 million $26.0 million and $28.1 million of product pursuant to the supply agreement for fiscal years 1998, 1999 and 2000, respectively.

TRANSFER OF PRINTED CIRCUIT BOARD FACILITIES

     Concurrently with the consummation of our initial public offering in March 2000, we transferred all of the capital stock of our subsidiaries that owned the operations formerly conducted by Interconnection Systems (Holdings) Limited, Forward Group, PLC, Zincocelere S.p.A., and Viasystems Sweden A.B. ("European PCB Group") to our then existing stockholders, including affiliates of Hicks Muse and officers and directors of Viasystems Group. In consideration for the capital stock of those entities, we received subordinated notes payable to us in the aggregate principal amount of $124.5 million. The subordinated notes are unsecured, bear interest at 9% per year, are payable in kind by the issuance of additional notes, and mature in 10 years. The determination of the consideration we received for those entities was based on business enterprise values using common appraisal methods. We originally paid $738.0 million for the assets related to the printed circuit board facilities being transferred. See "Management's Discussion and Analysis of Results of Operations and Financial Condition" in the Annual Report accompanying this Proxy Statement for an explanation of the decline in value of these assets. Following the completion of the transfer, the transferred businesses entered into a contract manufacturing agreement with us, whereby the transferred businesses continue to provide manufacturing services to us. In 2000, the Company purchased an aggregate of $24.0 million of printed circuit boards and other products from European PCB Group and had sales of $17.8 million to European PCB Group. In addition, the Company paid approximately $7.2 million in sales force fees and commissions to European PCB Group, and received $2.2 million in management fees from European PCB Group in fiscal year 2000.

GENERAL

     All future transactions, including loans, between us and our officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the disinterested directors. The determination as to whether a particular director is disinterested will be made under applicable standards of Delaware law.

     We believe that the terms of each of the transactions described in this section were no less favorable to Viasystems Group than could have been obtained with non-affiliated parties, but we have not independently verified this conclusion.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such individuals are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such forms furnished to us, we believe all Section 16(a) filing requirements applicable to our directors and executive officers were complied with during fiscal 2000 except for the following: (i) the Form 3s for Jeffrey A. Bloch, Barry L. Brigman, Joseph S. Catanzaro, Timothy L. Conlon, Jack D. Furst, Thomas
O. Hicks, James N. Mills, Dominic J. Pileggi, James G. Powers, David M. Sindelar, Steven S.L. Tang, Richard W. Vieser, Kenneth F. Yontz, HMTF/ Viasystems Investments, LLC and Hicks, Muse, Tate & Furst Equity Fund III, L.P., reporting their holdings as of the effective date of our initial public offering in March 2000, were not timely filed, (ii) the Form 4s for Jeffrey Bloch, Joseph
S. Catanzaro, James N. Mills, Dominic J. Pileggi and Richard Vieser relating to transactions occurring in March 2000 were not timely filed and (iii) the Form 4 for Jack D. Furst for transactions occurring in April 2000 was not timely filed.

                 INFORMATION RELATING TO THE BOARD OF DIRECTORS

     Our Board of Directors has established an Audit Committee currently consisting of Messrs. Vieser (Chairman), O'Brien and Yontz and a Compensation Committee currently consisting of Messrs. Hicks, Mills, Vieser and Yontz with an Independent Compensation Committee currently consisting of Mr. Vieser and Mr. Yontz. The primary role of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities to our stockholders, potential stockholders and the investment community, with regard to financial reporting and the adequacy of internal controls, policies and procedures and to function as a committee for the Board of Directors to report on, among other things, the independence of our independent public accountants. The purpose of the Compensation Committee and the Independent Compensation Committee is to act on behalf of the Board of Directors with respect to the compensation of directors and executive officers. The Compensation Committee also administers our option and other benefit plans.

     During the year ended December 31, 2000, the Board of Directors held seven meetings, and the Audit Committee and the Compensation Committee held one and three meetings, respectively. During such fiscal year each incumbent director attended no fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period and (ii) the meetings held during the period by the Committees of the Board of Directors on which he served.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Mills, Chairman and Chief Executive Officer of Viasystems Group, also serves as a member of the Compensation Committee.

                         COMPENSATION COMMITTEE REPORT

     Our Compensation Committee is committed to providing a comprehensive compensation package designed to attract and retain quality executive officers, instill a long-term commitment to the Company and ensure that the interests of management and our stockholders are aligned. With this in mind, the Compensation Committee's principal objective is to link executive compensation to corporate performance. However, the Committee also considers progress on strategic and other qualitative goals when determining base salaries of our executive officers. The Committee's compensation policies include the following:

     - establishing compensation levels competitive with those of similar-size manufacturing companies;

     - balancing our short-term and long-term goals and performance and those of our executive officers; and

     - linking executive officer compensation to increasing shareholder value through stock options.

     Given the Compensation Committee's policies, our executive officers' compensation packages primarily include four elements: (1) base salary; (2) cash bonuses; (3) stock options; and (4) other customary fringe benefits.

BASE SALARIES

     Base salaries for our executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by referring to the relevant competitive marketplace for executive management, which includes a comparison to a self-selected group of other manufacturing companies of a size similar to that of Viasystems Group. The comparative group is not limited to companies which comprise the published industry index or peer group shown in our stock performance graph presented below. Rather, the Compensation Committee believes that the relevant marketplace for executive management is broader than that represented by other companies in our industry. The base salary for each of our executive officers is targeted generally at or below the mid-point within the comparative group. When determining base salary, the Compensation Committee also takes into account other aspects of the entire compensation package afforded by us to the individual officer, which include matching contributions under our 401(k) Plan, incentive compensation programs, deferred compensation and other customary fringe benefits.

     Base salaries are reviewed annually and adjusted after considering executive officer salaries of the comparative group (as discussed previously), our performance for the year, the individual executive's contribution to that performance, achievement of individual performance objectives and years of service with us. The Compensation Committee exercises judgment and discretion in the information it reviews and the analysis it considers. In reviewing base salaries of our executive officers other than the Chief Executive Officer, the Compensation Committee also takes into account the views of our Chief Executive Officer, whose views typically are subjective, such as his perception of the individual's performance, the importance of his role and functional responsibilities to the overall well-being of Viasystems Group and any planned changes in functional responsibilities.

BONUSES

     The Viasystems Group, Inc. Bonus Plan (the "Bonus Plan") provides bonus opportunities to our executive officers and other key employees based on our achievement of certain financial goals. Participants are eligible to receive a bonus, expressed as a percentage of base salary. The performance goals may be comprised of one or more measures, including, among others, EBITDA, cash flow, net sales and divisional or corporate financial goals. A percentage of each participant's bonus may be tied to one or more of the performance measures. Payment of the bonuses is made in a lump sum payment as soon as administratively practical after the end of our fiscal year (normally no later than February).

STOCK OPTIONS

     The granting of stock options is a key part of our overall compensation program designed to provide our executive officers and other key employees with incentives to maximize our long-term financial performance and align their interests with those of our stockholders.

     In determining whether and how many options should be granted, the Committee may consider the seniority of and contributions of executive officers and key employees, as well as the number of options already held and such other factors as it deems appropriate. However, the Compensation Committee has not established target awards governing the receipt, timing or size of option grants under our stock option plans, other than to set a maximum limit. Thus, a determination by the Compensation Committee with respect to the granting of stock options is subjective in nature.

     The Viasystems Group, Inc. 1997 Stock Option Plan provides for the granting of options to purchase up to 4,404,613 shares of common stock to certain officers and key employees of the Company. For 2000, the Compensation Committee awarded options to purchase 1,094,772 shares of common stock pursuant to the 1997 Stock Option Plan.

CHIEF EXECUTIVE OFFICER COMPENSATION

     In determining Mr. Mills' base salary for fiscal 2000, the Independent Compensation Committee considered several factors. These factors, to which the Committee did not attribute specific values or weights, included (i) our financial performance during fiscal 1999 relative to our peers, (ii) competitive salary and bonus levels for Chief Executive Officers at comparably sized public companies in similar businesses as well as general inflation of salaries in the economy, and (iii) our position in the market place. Based on these considerations, the Independent Compensation Committee set Mr. Mills' base salary for fiscal 2000 at $685,000. Additionally, Mr. Mills received a bonus of $685,000 for fiscal 2000. In fiscal 2000, Mr. Mills was not granted any options to purchase shares of common stock pursuant to our 1997 Stock Option Plan.

                                            Respectfully submitted,

                                            COMPENSATION COMMITTEE OF THE
                                            BOARD OF DIRECTORS OF
                                            VIASYSTEMS GROUP, INC.

                                            Thomas O. Hicks, Member
                                            James N. Mills, Member
                                            Richard W. Vieser, Member
                                            Kenneth F. Yontz, Member

                             AUDIT COMMITTEE REPORT

     The Audit Committee consists of Messrs. Vieser (Chairman), O'Brien and Yontz, each of whom is "independent" in accordance with the standards imposed by the New York Stock Exchange. The Audit Committee functions pursuant to a written charter, a copy of which is attached as Exhibit B to this Proxy Statement.

     In connection with the December 31, 2000 financial statements, the Audit Committee has:

     - Reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended December 31, 2000;

     - Discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of American Institute of Certified Public Accountants; and

     - Received and reviewed the written disclosures and the letter from the Company's independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committee, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

     Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements referred to above be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                                            Respectfully submitted,

                                            AUDIT COMMITTEE OF THE
                                            BOARD OF DIRECTORS OF
                                            VIASYSTEMS GROUP, INC.

                                            Richard W. Vieser, Chairman
                                            Thomas H. O'Brien, Member
                                            Kenneth F. Yontz, Member

                 FEES BILLED BY INDEPENDENT PUBLIC ACCOUNTANTS

     The following table sets forth the amount of audit fees, financial information systems design and implementation fees, and all other fees billed or expected to be billed by PricewaterhouseCoopers LLP, our principal accountant, for the year ended December 31, 2000:

                                                                AMOUNT
                                                              ----------
                                                              (IN 000'S)
Audit Fee(1)................................................   $  712.9
Financial Information Systems Design and Implementation
  Fees(2)...................................................         --
All Other Fees(3)...........................................    1,155.7
                                                               --------
          Total Fees........................................   $1,868.6
                                                               ========

---------------

(1) Includes annual financial statement audit and quarterly review services.

(2) No such services were provided by PricewaterhouseCoopers LLP for the most recent fiscal year.

(3) Primarily represents fees for the S-1 registration statements which were filed in 2000. The Audit Committee of the Board of Directors of the Company has considered whether the provision of financial information systems design and implementation and other non-audit services is compatible with maintaining PricewaterhouseCoopers' independence.

                               STOCK PERFORMANCE

     The following chart compares our cumulative stockholder return since our initial public offering completed on March 23, 2000, with the Standard and Poor's 500 Index and with the Bloomberg Electronics Index.

                                    [GRAPH]

     The comparison assumes $100 was invested on March 24, 2000, in each of our common stock, the Standard and Poor's Index of U.S. Companies and the Bloomberg Electronics Index of U.S. Companies and assumes compounded daily returns with reinvestment of dividends.

-----------------------------------------------------------------------
                                                   03/24/00    12/31/00
-----------------------------------------------------------------------
 Viasystems Group                                   $100.0      $39.58
 Standard and Poor's 500 Index                      $100.0      $87.20
 Bloomberg Electronic's Index                       $100.0      $73.22

                        FUTURE PROPOSALS OF STOCKHOLDERS

     Stockholder proposals intended to be presented at the 2002 Annual Meeting of stockholders and included in our Proxy Statement and form of proxy relating to that meeting pursuant to Rule 14a-8 under the Exchange Act must be received by us at our principal executive offices by December 2, 2001. In order for stockholder proposals made outside of Rule 14a-8 under the Exchange Act to be considered "timely" within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by us at our principal executive offices by February 15, 2002. Our Amended and Restated Bylaws require that proposals of stockholders made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of the Bylaws, not later than March 1, 2002 and not earlier than January 30, 2002.

     A COPY OF OUR ANNUAL REPORT TO STOCKHOLDERS FOR FISCAL YEAR 2000 ACCOMPANIES THIS PROXY STATEMENT.

     A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR FISCAL YEAR 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (INCLUDING RELATED FINANCIAL STATEMENTS AND SCHEDULES) IS AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE, UPON WRITTEN REQUEST TO VIASYSTEMS GROUP, INC., 101 SOUTH HANLEY, SUITE 400, ST. LOUIS, MISSOURI 63105; ATTN.: INVESTOR RELATIONS.

                                 OTHER BUSINESS

     Our Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as set forth in the Notice which accompanies this Proxy Statement. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                            By Order of the Board of Directors,

                                                  /s/ DAVID J. WEBSTER
                                            ------------------------------------
                                            David J. Webster
                                            Secretary

                                   EXHIBIT A
                             VIASYSTEMS GROUP, INC.

                       2001 STOCK BASED COMPENSATION PLAN

     1. Purpose. The Viasystems Group, Inc. 2001 Stock Based Compensation Plan (the "Plan") is intended to provide incentives which will attract, retain and motivate highly competent persons as employees of Viasystems Group, Inc. (the "Company") and of any parent corporation or subsidiary corporation now existing or hereafter formed or acquired, by providing them opportunities to acquire shares of the common stock, par value $.01 per share, of the Company ("Common Stock") or to receive monetary payments based on the value of such shares pursuant to the Benefits (as defined below) described herein. Furthermore, the Plan is intended to assist in aligning the interests of the Company's employees to those of its stockholders.

     2. Administration.

          (a) The Plan will be administered by the Board of Directors of the Company (the "Board") or a committee (which may be the Company's Compensation Committee) or subcommittee of the Board appointed by the Board from among its members (the "Committee"). Whenever the Company shall have a class of equity securities registered pursuant to Section 12 of the Exchange Act (as hereinafter defined), the Committee shall be comprised solely of not less than two members who shall be "Non-Employee Directors" within the meaning of Rule 16b-3(b)(3) (or any successor rule ("Rule 16b-3")) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Benefits (as defined below) granted hereunder as it deems necessary or advisable, including, but not limited to, accelerating vesting or exercisability of Benefits, extending the term or period of exercisability of Benefits, reducing the Exercise Price of any Benefits or waiving any terms or conditions applicable to any Benefits. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. No member of the Board of Directors, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's bad faith.

          (b) The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary or affiliate whose employees have benefited from the Plan, as determined by the Committee.

     3. Participants. Participants will consist of such employees of and other persons performing services for the Company and any parent corporation or subsidiary corporation of the Company as the Committee in its sole discretion determines to be in a position to impact the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Benefits under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year or, once designated, to receive the same type or amount of Benefit as granted to the participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits.

     4. Type of Benefits. Benefits under the Plan may be granted in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Stock Awards, (d) Stock Units, and (e) Performance-Based Awards (each as described below, and collectively, the "Benefits"). Benefits shall be evidenced by agreements (which need not be identical) in such forms as the Committee may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any such agreements, the provisions of the Plan shall prevail.

     5. Common Stock Available Under the Plan.

          (a) The aggregate number of shares of Common Stock that may be subject to Benefits, including Stock Options, granted under this Plan shall be 4,000,000 shares of Common Stock, which may be authorized and unissued or treasury shares, subject to any adjustments made in accordance with Section 10 hereof. Other than those shares of Common Stock subject to Benefits that are cancelled or terminated as a result of the Committee's exercise of its discretion with respect to Performance-Based Awards as provided for in
     Section 9, any shares of Common Stock subject to a Stock Option or Stock Appreciation Right which for any reason is cancelled or terminated without having been exercised, any shares subject to Stock Awards, Performance-Based Awards or Stock Units which are forfeited, any shares subject to Performance-Based Awards settled in cash or any shares delivered to the Company as part of full payment for the exercise of a Stock Option or Stock Appreciation Right shall again be available for Benefits under the Plan. The preceding sentence shall apply only for purposes of determining the aggregate number of shares of Common Stock subject to Benefits and shall not apply for purposes of determining the maximum number of shares of Common Stock subject to Benefits (including the maximum number of shares of Common Stock subject to Stock Options and Stock Appreciation Rights) that any individual participant may receive.

          (b) The maximum aggregate number of shares of Common Stock underlying all Benefits that may be granted to any single participant within any calendar year during the term of the Plan (as set forth in Section 21(b) hereof) shall be 1,000,000 shares, subject to the adjustments provided in
     Section 11. For purposes of the preceding sentence, such Benefits that are cancelled or repriced shall continue to be counted during the term of such Benefits prior to any such cancellation or repricing in determining such maximum aggregate number of shares of Common Stock that may be granted to any single participant during the term of the Plan.

     6. Stock Options. Stock Options will consist of awards from the Company that will enable the holder to purchase a specific number of shares of Common Stock, at set terms and at a fixed purchase price. Stock Options may be "incentive stock options" ("Incentive Stock Options"), within the meaning of
Section 422 of the Code, or Stock Options which do not constitute Incentive Stock Options ("Nonqualified Stock Options"). The Committee will have the authority to grant to any participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time, subject to the following limitations:

          (a) Exercise Price. Except in the case of benefits made through assumption of, or in substitution for, outstanding benefits previously granted by an acquired company, and except as a result of an adjustment event referred to herein, each Stock Option granted hereunder shall have such per-share exercise price as the Committee may determine at the date of grant; provided, however, subject to subsection (d) below, that the per share exercise price shall not be less 100% of the Fair Market Value (as defined below) of the Common Stock on the date the option is granted.

          (b) Payment of Exercise Price. The option exercise price may be paid in cash or, in the discretion of the Committee determined at the date of grant, by the delivery of shares of Common Stock of the Company then owned by the participant, by the withholding of shares of Common Stock for which a Stock Option is exercisable, or by a combination of these methods. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock of the Company then owned by a participant, providing the Company with a notarized statement attesting to the number of shares owned, where, upon verification by the Company, the Company would issue to the participant only the number of incremental shares to which the participant is entitled upon exercise of the Stock Option. In determining which methods a participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate.

          (c) Exercise Period. Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Option shall be exercisable later than ten years after the date it is granted. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such option agreement at the date of grant.

          (d) Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to participants who are employees of the Company or subsidiary corporation of the Company at the date of grant. The aggregate market value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company) shall not exceed $100,000; provided that to the extent stock options issued as Incentive Stock Options first become exercisable during a calendar year in excess of such $100,000 limitation, such excess Stock Option shall be treated as Nonqualified Stock Options. For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all outstanding classes of stock of the Company or any subsidiary corporation of the Company, unless the option price is fixed at not less than 110% of the Fair Market Value of the Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five years from the date of grant of such option. Notwithstanding anything to the contrary contained herein, no Incentive Stock Option may be exercised later than ten years after the date it is granted.

     7. Stock Appreciation Rights. The Committee may, in its discretion, grant Stock Appreciation Rights to the holders of any Stock Options granted hereunder. In addition, Stock Appreciation Rights may be granted independently of, and without relation to, options. A Stock Appreciation Right means a right to receive a payment, in cash, Common Stock or a combination thereof in an amount equal to the excess of (x) the Fair Market Value, or other specified valuation, of a specified number of shares of Common Stock on the date the right is exercised over (y) the Fair Market Value, or other specified valuation (which shall be no less than the Fair Market Value), of such shares of Common Stock on the date the right is granted, all as determined by the Committee; provided, however, that if a Stock Appreciation Right is granted retroactively in tandem with or in substitution for a Stock Option, the designated Fair Market Value in the award agreement may be the Fair Market Value on the date such Stock Option was granted. Each Stock Appreciation Right shall be subject to such terms and conditions as the Committee shall impose from time to time.

     8. Stock Awards. The Committee may, in its discretion, grant Stock Awards (which may include mandatory payment of bonus incentive compensation in stock) consisting of Common Stock issued or transferred to participants with or without other payments therefor as additional compensation for services to the Company. Stock Awards may be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares, the right of the Company to reacquire such shares for no consideration upon termination of the participant's employment within specified periods, and may constitute Performance-Based Awards, as described below. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such an Award. The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. The Stock Award shall specify whether the participant shall have, with respect to the shares of Common Stock subject to a Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to receive dividends and to vote the shares.

     9. Stock Units.

          (a) The Committee may, in its discretion, grant Stock Units to participants hereunder. Stock Units may, as determined by the Committee in its sole discretion, constitute Performance-Based Awards. The Committee shall determine the criteria for the vesting of Stock Units. A Stock Unit granted by the Committee shall provide payment in shares of Common Stock at such time as the award agreement shall specify. Shares of Common Stock issued pursuant to this Section 9 may be issued with or without other payments therefor as may be required by applicable law or such other consideration as may be determined by the Committee. The Committee shall determine whether a participant granted a Stock Unit shall be entitled to a Dividend Equivalent Right (as defined below).

          (b) Upon vesting of a Stock Unit, unless the Committee has determined to defer payment with respect to such unit or a Participant has elected to defer payment under subsection (c) below, shares of Common Stock representing the Stock Units shall be distributed to the participant unless the Committee, with the consent of the participant, provides for the payment of the Stock Units in cash or partly in cash and partly in shares of Common Stock equal to the value of the shares of Common Stock which would otherwise be distributed to the participant.

          (c) Prior to the year with respect to which a Stock Unit may vest, the participant may elect not to receive Common Stock upon the vesting of such Stock Unit and for the Company to continue to maintain the Stock Unit on its books of account. In such event, the value of a Stock Unit shall be payable in shares of Common Stock pursuant to the agreement of deferral.

          (d) A "Stock Unit" means a notational account representing one share of Common Stock. A "Dividend Equivalent Right" means the right to receive the amount of any dividend paid on the share of Common Stock underlying a Stock Unit, which shall be payable in cash or in the form of additional Stock Units.

     10. Performance-Based Awards.

          (a) Stock Awards, Stock Units or Stock Options having a per share exercise price less than 100% of Fair Market Value of the Common Stock on the date the option is granted may be granted as Performance-Based Awards to participants at any time and from time to time, as shall be determined by the Committee (which, for purposes of this Section 10, shall be comprised solely of outside directors within the meaning of Section 162(m) of the Code). The Committee shall have complete discretion in determining the number, amount and timing of awards granted to each participant. Performance-Based Awards may be awarded as short-term or long-term incentives. With respect to Performance-Based Awards, the Committee shall set objective performance targets at its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance-Based Awards that will be paid out to the participants, and may attach to such Performance-Based Awards one or more restrictions. Performance targets may be based upon one or more objective business criteria that apply to Company-wide, divisional and/or individual performance, including stock price, market share, sales, earnings per share, earnings before interest, taxes, depreciation and amortization ("EBITDA"), return on equity, return on capital, costs, gross margin, inventory turnover, or specified projects or events. Performance targets shall be established before the 90th day after the period of service (as scheduled in good faith at the time the award is granted) to which the Performance-Based Award relates has commenced, but in no event after 25% of such period has elapsed. The Committee may reserve to itself negative discretion to reduce the amount payable under a Performance-Based Award upon the attainment of any performance target.

          (b) With respect to Performance-Based Awards, the Committee shall have the authority at any time to make adjustments to performance targets for any outstanding awards which the Committee deems necessary or desirable unless at the time of establishment of goals the Committee shall have precluded its authority to make such adjustments.

          (c) Payment of earned Performance-Based Awards shall be made in accordance with terms and conditions prescribed or authorized by the Committee. The Committee shall certify as to the attainment of any performance target prior to any payment of Performance-Based Awards relating to that target. The participant may elect to defer, or the Committee may require or permit the deferral of, the receipt of Performance-Based Awards upon such terms as the Committee deems appropriate.

     11. Adjustment Provisions; Change in Control.

          (a) If there shall be any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reclassification, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Stock Option and Stock Appreciation Right such that each such Stock Option and Stock Appreciation Right shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Common Stock subject to such Stock Option or Stock Appreciation Right had such Stock Option or Stock Appreciation Right been exercised in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of participants' rights under the Plan, the Committee will have authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the exercisability and vesting pensions of such Benefits, the number and kind of shares subject to outstanding Benefits, the exercise price applicable to outstanding Benefits, and the Fair Market Value of the Common Stock and other value determinations applicable to outstanding Benefits. Appropriate adjustments may also be made by the Committee in the terms of any Benefits under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Benefits on an equitable basis, including modifications of performance targets and changes in the length of performance periods. In addition, other than with respect to Stock Options, Stock Appreciation Rights and other awards intended to constitute Performance-Based Awards, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Benefits in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, (i) any adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an incentive stock option for purposes of Section 422 of the Code.

          (b) In the event of a Change in Control (as defined below), the Committee, in its discretion, may take such actions as it deems appropriate with respect to outstanding Benefits, including, without limitation, accelerating the exercisability or vesting of such Benefits.

          The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Stock Option and Stock Appreciation Right outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share of Common Stock subject to such Stock Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option or Stock Appreciation Right, such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

          For purposes of this Section 11(b), a "Change in Control" of the Company shall be deemed to have occurred if, subsequent to the Effective Date of this Plan, (A) any "person" (as such term is defined in Section 13(d) of the Exchange Act), other than Hicks, Muse, Tate & Furst Equity Fund III, L.P. and/or Mills & Partners Inc., and/or their respective affiliates, employees, officers, directors or successors (the "HMTF Group"), is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing a majority of the combined voting power of the Company's then outstanding voting securities, or (B) a majority of the Board of Directors shall consist of persons who are not Continuing Directors (as defined below).

          For purposes of this Agreement, a "Continuing Director" shall mean, as of the date of determination, any Person who (i) was a member of the Board of Directors of the Company on the date of adoption of this Plan, (ii) was nominated for election or elected to the Board of Directors of the Company with the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election, or (iii) is a member of the HMTF Group.

     12. Transferability. Each Benefit granted under the Plan to a participant shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant's lifetime, only by the participant. In the event of the death of a participant, each Stock Option or Stock Appreciation Right theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee shall in its discretion set forth in such option or right at the date of grant and then only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Stock Option or Stock Appreciation Right shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at the discretion of the Committee, an award of a Benefit other than an Incentive Stock Option may permit the transferability of a Benefit by a participant solely to the participant's spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in the award of the Benefit.

     13. Other Provisions. The award of any Benefit under the Plan may also be subject to such other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines, at the date of grant, appropriate, including, without limitation, for the installment purchase of Common Stock under Stock Options, for the installment exercise of Stock Appreciation Rights, to assist the participant in financing the acquisition of Common Stock, for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of Benefit, for the acceleration of exercisability or vesting of Benefits in the event of a change in control of the Company, for the payment of the value of Benefits to participants in the event of a change in control of the Company, or to comply with federal and state securities laws, or understandings or conditions as to the participant's employment in addition to those specifically provided for under the Plan.

     14. Fair Market Value. For purposes of this Plan and any Benefits awarded hereunder, Fair Market Value shall be the closing price of the Company's Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date) if the Company's Common Stock is readily tradable on a national securities exchange or other market system, and if the Company's Common Stock is not readily tradable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Common Stock of the Company.

     15. Withholding. All payments or distributions of Benefits made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation that employs such recipient an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock.

In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit an optionee or award or right holder to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Benefit consisting of shares of Common Stock by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at rates required by statute or regulation.

     16. Tenure. A participant's right, if any, to continue to serve the Company as a director, officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

     17. Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

     18. No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Benefit. The Committee shall determine whether cash, or Benefits, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     19. Duration, Amendment and Termination. No Benefit shall be granted more than ten years after the Effective Date; provided, however, that the terms and conditions applicable to any Benefit granted prior to such date may thereafter be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein. The Committee may amend the Plan from time to time or suspend or terminate the Plan at any time. However, no action authorized by this Section 19 shall reduce the amount of any existing Benefit or change the terms and conditions thereof without the participant's consent. No amendment of the Plan shall, without approval of the stockholders of the Company, (i) increase the total number of shares which may be issued under the Plan or the maximum number of shares with respect to Stock Options, Stock Appreciation Rights and other Benefits that may be granted to any individual under the Plan or (ii) modify the requirements as to eligibility for Benefits under the Plan; provided, however, that no amendment may be made without approval of the stockholders of the Company if the amendment will disqualify any Incentive Stock Options granted hereunder.

     20. Governing Law. This Plan, Benefits granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

     21. Effective Date.

          (a) The Plan shall be effective as of May 1, 2001 (the "Effective Date"), provided that the Plan is approved by the stockholders of the Company at an Annual Meeting or any special meeting of stockholders of the Company within 12 months of the Effective Date, and such approval of stockholders shall be a condition to the right of each participant to receive any Benefits hereunder. Any Benefits granted under the Plan prior to such approval of stockholders shall be effective as of the date of grant (unless, with respect to any Benefit, the Committee specifies otherwise at the time of grant), but no such Benefit may be exercised or settled and no restrictions relating to any Benefit may lapse prior to such stockholder approval, and if stockholders fail to approve the Plan as specified hereunder, any such Benefit shall be cancelled.

          (b) This Plan shall terminate on May 1, 2011 (unless sooner terminated by the Committee).

                                            VIASYSTEMS GROUP, INC.

                                            By:    /s/ DAVID J. WEBSTER
                                              ----------------------------------
                                                       David J. Webster
                                                          Secretary

                                                                       EXHIBIT B

                         CHARTER OF THE AUDIT COMMITTEE
                                       OF
                             VIASYSTEMS GROUP, INC.

I. PURPOSE

     The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls and the annual independent audit of the Company's financial statements.

     In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's stockholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

     The Committee shall review the adequacy of this Charter on an annual basis.

II. MEMBERSHIP

     The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of The New York Stock Exchange.

     Accordingly, all of the members will be directors:

          1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

          2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

III. KEY RESPONSIBILITIES

     The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

     The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

     - The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to stockholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

     - As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with

       Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of the Form 10-Q.

     - The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

     - The Committee shall:

      - request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

      - discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and

      - recommend that the Board take appropriate action in response to the outside auditor's report to satisfy itself of the auditor's independence.

     - The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for stockholder approval), evaluate and, where appropriate, replace the outside auditor.

                             VIASYSTEMS GROUP, INC.
                                     PROXY
                        SOLICITED BY BOARD OF DIRECTORS
                           ANNUAL MEETING MAY 1, 2001
                                  NEW YORK, NY

         The undersigned hereby appoints David J. Webster and/or John S.
 P Hastings, and each of them, as proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote all
 R the shares of stock of Viasystems Group, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on
 O May 1, 2001, or any adjournment or postponement thereof, upon all matters referred to on the reverse side and described in the Proxy
 X Statement for the meeting, and, in their discretion as set forth in the Proxy Statement, upon any other matters that may properly come before
 Y       the meeting.

         IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES IN THE ELECTION OF DIRECTORS, AND FOR PROPOSALS 2 AND 3. The Board of Directors recommends a vote FOR all nominees in the election of Directors, and FOR proposals 2 and 3.

         YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                 (Continued and to be signed on reverse side.)


5806 - VIASYSTEMS GROUP, INC.

                             VIASYSTEMS GROUP, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

[                                                                              ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES IN THE ELECTION OF
DIRECTORS, AND FOR PROPOSALS 2 AND 3.

1. ELECTION OF DIRECTORS--                For  Withhold  For All    3. Adopt the Viasystems Group, Inc.     For  Against  Abstain
   Nominees: 01-Richard W. Vieser,        All    All     Except        2001 Stock Based Compensation Plan.  [ ]    [ ]      [ ]
             02-Thomas H. O'Brien,        [ ]    [ ]       [ ]
             03-Kenneth F. Yontz

---------------------------------------------                       The undersigned acknowledges receipt of the Notice of
(Except nominee(s) written above.) [ ]                              Annual Meeting of Stockholders and of the Proxy
                                                                    Statement.

                                                       For  Against  Abstain
2. Ratify appointment of PricewaterhouseCoopers, LLP   [ ]    [ ]      [ ]
   independent auditors.


                                                                    Dated:                                                   , 2001
                                                                          ---------------------------------------------------

                                                                    Signature(s)
                                                                                ---------------------------------------------------

                                                                    ---------------------------------------------------------------
                                                                    Please sign exactly as name appears hereon. Joint owners should each sign personally. Where applicable, indicate your official position or representative capacity.



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                                                     o FOLD AND DETACH HERE o

                                                      YOUR VOTE IS IMPORTANT!

                                    PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY
                                                   IN THE ACCOMPANYING ENVELOPE.
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5806 - VIASYSTEMS GROUP, INC.